EXHIBIT 5.1

1PM Industries, Inc.

312 S Beverly Drive #3401

Beverly Hills, CA 90212

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by 1PM Industries, Inc,, a Colorado corporation (the "Company"), of 7,500,000 shares of its common stock, par value $0.0001 per share (the "Registered Shares"), that are to be offered and may be issued under the 2016 Stock Incentive Plan (the "Plan"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5.1 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company as presently in effect, the bylaws, minute books and corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

We express no opinion herein as to any laws other than the Colorado General Corporation Law, and we express no opinion as to state securities or blue sky laws.

Based upon the foregoing and upon the representations and information provided by the Company, we are of the opinion as of the date hereof that: (i) The Common Shares have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act ("Item 601"), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

By:	/s/ Tim Denton
Name:	Tim Denton
Title:	Law Offices of Tim Denton